NEWS RELEASE

For Release:    Immediately
Contact:    James Brunk, Chief Financial Officer - (706) 624-2239

MOHAWK INDUSTRIES REPORTS Q2 2025 RESULTS

Calhoun, Georgia, July 24, 2025 — Mohawk Industries, Inc. (NYSE: MHK) today announced second quarter 2025 net earnings of $147 million and earnings per share (“EPS”) of $2.34; adjusted net earnings were $173 million, and adjusted EPS was $2.77. Net sales for the second quarter of 2025 were $2.8 billion, essentially flat as reported and a decrease of 0.8% adjusted for constant days and exchange rates versus the prior year. During the second quarter of 2024, the Company reported net sales of $2.8 billion, net earnings of $157 million and earnings per share of $2.46; adjusted net earnings were $192 million, and adjusted EPS was $3.00.
For the six months ended June 28, 2025, net earnings and EPS were $219 million and $3.49, respectively; adjusted net earnings were $269 million, and adjusted EPS was $4.29. Net sales for the first six months of 2025 were $5.3 billion, a decrease of 2.8% as reported and 0.7% on an adjusted basis versus the prior year. For the six months ended June 29, 2024, the Company reported net sales of $5.5 billion, net earnings and EPS were $262 million and $4.10, respectively; adjusted net earnings were $310 million and adjusted EPS was $4.85.
Commenting on the Company’s second quarter, Chairman and CEO Jeff Lorberbaum stated, “In challenging conditions across our regions, our results reflect the impact of our ongoing operational improvements, cost containment actions and market development initiatives. Our premium residential and commercial products and new collections introduced during the past 24 months benefited our performance. Our restructuring actions are on schedule and delivering the expected savings as we have closed high-cost operations, eliminated inefficient assets, streamlined distribution and leveraged technology to improve our administrative and operational costs. Our global operations teams continue to identify productivity initiatives to lower our costs through enhancements to equipment, conserving energy, optimizing our supply chain and re-engineering products. Our industry faced continued pricing pressure from lower market volumes, which we are mitigating through strengthening product and channel mix.
During the second quarter, we generated approximately $125 million of free cash flow, and we purchased approximately 393,000 shares of our stock for approximately $42 million. Our Board of Directors recently approved a new authorization to acquire $500 million of the Company’s outstanding common stock.

We are confident in our strategies to deliver long-term profitable growth as the industry recovers from this cyclical downturn.
Given the increasing tariffs, we are emphasizing the benefits of our locally produced collections and leading position as a North American manufacturer. We have begun to address the implemented tariffs through price adjustments and supply chain optimization. Earlier this month, the U.S. government set a new deadline of August 1 for countries to complete tariff negotiations while also announcing specific tariffs on key trading partners. We are continuing to monitor the changing tariff levels and will adjust our strategies as they evolve.
Net sales in the Global Ceramic Segment increased by 0.5% as reported, or 1.1% adjusted for constant days and exchange rates versus the prior year. The Segment’s operating margin was 7.9% as reported, or 8.1% on an adjusted basis due to favorable net impact of price and product mix and productivity gains, partially offset by higher input costs.
Net sales in the Flooring Rest of the World Segment increased by 1.0% as reported, or decreased by 3.0% adjusted for constant days and exchange rates versus the prior year. The Segment’s operating margin was 9.0% as reported, or 10.4% on an adjusted basis due to productivity gains, partially offset by competitive industry pricing.
Net sales in the Flooring North America Segment decreased by 1.2% versus the prior year as reported. The Segment’s operating margin was 5.5% as reported, or 7.3% on an adjusted basis due to higher input costs and unfavorable impact of temporary plant shutdowns, partially offset by stronger productivity gains.
As we focus on market development, operational improvements and cost containment, we are continuing to take actions that will optimize our performance in the current market. Ongoing inflation and low consumer confidence are constraining industry sales, and the timing of the inflection point remains unpredictable. To improve sales, we are leveraging the strength of our portfolio, superior service and brand value to expand our business with current and new customers. Though pricing pressure in our markets remains elevated, we are improving our mix through our premium collections, commercial sales and recent product introductions. Input cost pressures will continue, with the impact peaking in the third quarter as higher costs flow through our inventory. To mitigate these higher costs, our teams continue to execute productivity initiatives in all aspects of our operations. Our restructuring actions should deliver approximately $100 million in benefits this year while strengthening our operations for the future. Evolving U.S. trade policy should benefit Mohawk, since approximately 85% of our U.S. sales are from goods produced in North America. We will manage the impact of tariffs through supply chain enhancements, cost optimization and price adjustments. Our guidance does not include the potential impact from new tariffs, which have not been finalized at this time. Given these factors, we expect our third quarter adjusted EPS will be between $2.56 and $2.66, excluding any restructuring or other one-time charges.
Historically, down cycles in our industry are followed by several years of sales growth from pent up demand. During the past three years, we have made targeted investments to improve our operational performance, cost position and product features. Through these actions, we are strategically positioned to respond to today’s challenges and capitalize on opportunities as the industry recovers.”
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ABOUT MOHAWK INDUSTRIES
Mohawk Industries is a leading global flooring manufacturer, providing products that enhance residential and commercial spaces in approximately 180 countries. During the past two decades, we have expanded the Company’s operational footprint with manufacturing facilities in North America, Europe, South America, Oceania and Asia. Our vertically integrated manufacturing and distribution processes provide competitive advantages in the production of ceramic tile, carpet, laminate, wood, stone, and vinyl flooring. Our industry-leading innovation has yielded products and technologies that differentiate our brands in the marketplace and satisfy all remodeling and new construction requirements. Our brands are among the most recognized in the industry and include American Olean, Daltile, Durkan, Eliane, Elizabeth, Feltex, Godfrey Hirst, Karastan, Marazzi, Mohawk, Mohawk Group, Pergo, Quick-Step, Unilin and Vitromex.
Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Management believes that these forward-looking statements are reasonable as and when made; however, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. Important factors that could cause future results to differ from historical experience and our present expectations or projections include, but are not limited to, the following: changes in economic or industry conditions; the impact of tariffs; competition; inflation and deflation in freight, raw material prices and other input costs; inflation and deflation in consumer markets; currency fluctuations; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; identification and consummation of acquisitions on favorable terms, if at all; integration of acquisitions; international operations; introduction of new products; rationalization of operations; taxes and tax reform; product and other claims; litigation; geopolitical conflict; regulatory and political changes in the jurisdictions in which the Company does business; and other risks identified in Mohawk’s U.S. Securities and Exchange Commission reports and public announcements.

Conference call Friday, July 25, 2025, at 11:00 AM Eastern Time
To participate in the conference call via the Internet, please visit https://ir.mohawkind.com/events/event-details/mohawk-industries-inc-2nd-quarter-2025-earnings-call. To participate in the conference call via telephone, register in advance at https://dpregister.com/sreg/10200728/ff6a160a78 to receive a unique personal identification number. You may also dial 1-833-630-1962 (U.S./Canada) or 1-412-317-1843 (international) on the day of the call for operator assistance. For those unable to listen at the designated time, the call will remain available for replay through August 22, 2025, by dialing 1-877-344-7529 (U.S./Canada) or 1-412-317-0088 (international) and entering Conference ID #7404010. The call will be archived and available for replay for one year under the “Investors” tab of mohawkind.com.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended		Six Months Ended
(In millions, except per share data)	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024

Net sales	$2,802.1	2,801.3	5,327.9	5,480.7
Cost of sales	2,087.7	2,077.5	4,030.2	4,107.4
Gross profit	714.4	723.8	1,297.7	1,373.3
Selling, general and administrative expenses	525.7	509.8	1,012.9	1,012.7
Operating income	188.7	214.0	284.8	360.6
Interest expense	5.2	12.6	11.6	27.5
Other (income) and expense, net	3.0	1.6	2.7	0.5
Earnings before income taxes	180.5	199.8	270.5	332.6
Income tax expense	34.0	42.3	51.5	70.1
Net earnings including noncontrolling interests	146.5	157.5	219.0	262.5
Net earnings attributable to noncontrolling interests	—	0.1	—	0.1
Net earnings attributable to Mohawk Industries, Inc.	$146.5	157.4	219.0	262.4

Basic earnings per share attributable to Mohawk Industries, Inc.	$2.35	2.47	3.50	4.12
Weighted-average common shares outstanding - basic	62.3	63.6	62.5	63.7

Diluted earnings per share attributable to Mohawk Industries, Inc.	$2.34	2.46	3.49	4.10
Weighted-average common shares outstanding - diluted	62.6	63.9	62.7	64.0

Other Financial Information
	Three Months Ended		Six Months Ended
(In millions)	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Net cash provided by operating activities	$206.3	233.6	210.0	417.3
Less: Capital expenditures	80.2	91.4	169.3	178.2
Free cash flow	$126.1	142.2	40.7	239.1

Depreciation and amortization	$155.6	171.5	306.0	325.7

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)	June 28, 2025	June 29, 2024
ASSETS
Current assets:
Cash and cash equivalents	$546.7	497.4
Receivables, net	2,254.8	2,018.5
Inventories	2,709.9	2,579.9
Prepaid expenses and other current assets	553.5	545.5
Total current assets	6,064.9	5,641.3
Property, plant and equipment, net	4,778.0	4,759.2
Right of use operating lease assets	409.9	396.2
Goodwill	1,201.1	1,136.7
Intangible assets, net	843.5	841.4
Deferred income taxes and other non-current assets	481.4	504.8
Total assets	$13,778.8	13,279.6
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$458.8	718.0
Accounts payable and accrued expenses	2,278.2	2,109.8
Current operating lease liabilities	116.2	109.9
Total current liabilities	2,853.2	2,937.7
Long-term debt, less current portion	1,742.2	1,691.5
Non-current operating lease liabilities	311.9	301.6
Deferred income taxes and other long-term liabilities	573.9	696.3
Total liabilities	5,481.2	5,627.1
Total stockholders' equity	8,297.6	7,652.5
Total liabilities and stockholders' equity	$13,778.8	13,279.6

Segment Information
	Three Months Ended		As of or for the Six Months Ended
(In millions)	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024

Net sales:
Global Ceramic	$1,120.9	1,115.6	$2,114.7	2,160.4
Flooring NA	946.8	958.5	1,809.2	1,858.7
Flooring ROW	734.4	727.2	1,404.0	1,461.6
Consolidated net sales	$2,802.1	2,801.3	$5,327.9	5,480.7

Operating income (loss):
Global Ceramic	$88.2	83.1	$130.0	131.9
Flooring NA	52.5	78.3	61.8	123.3
Flooring ROW	65.8	65.6	124.5	136.5
Corporate and intersegment eliminations	(17.8)	(13.0)	(31.5)	(31.1)
Consolidated operating income	$188.7	214.0	$284.8	360.6

Assets:
Global Ceramic			$5,158.4	4,931.5
Flooring NA			4,034.5	3,940.2
Flooring ROW			4,078.7	3,899.2
Corporate and intersegment eliminations			507.2	508.7
Consolidated assets			$13,778.8	13,279.6

Reconciliation of Net Earnings Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.
	Three Months Ended		Six Months Ended
(In millions, except per share data)	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Net earnings attributable to Mohawk Industries, Inc.	$146.5	157.4	219.0	262.4
Adjusting items:
Restructuring, acquisition and integration-related and other costs	29.4	41.4	55.7	49.3
Software implementation cost write-off	—	—	(0.4)	—
Legal settlements, reserves and fees	4.9	1.3	5.5	10.1
Adjustments of indemnification asset	(0.1)	(0.2)	(0.1)	2.2
Income taxes - adjustments of uncertain tax position	0.1	0.2	0.1	(2.2)
Income tax effect of adjusting items	(7.5)	(8.6)	(11.0)	(11.5)
Adjusted net earnings attributable to Mohawk Industries, Inc.	$173.3	191.5	268.8	310.3

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.	$2.77	3.00	4.29	4.85
Weighted-average common shares outstanding - diluted	62.6	63.9	62.7	64.0

Reconciliation of Total Debt to Net Debt
(In millions)	June 28, 2025
Short-term debt and current portion of long-term debt	$458.8
Long-term debt, less current portion	1,742.2
Total debt	2,201.0
Less: Cash and cash equivalents	546.7
Net debt	$1,654.3

Reconciliation of Net Earnings to Adjusted EBITDA
					Trailing Twelve
	Three Months Ended				Months Ended
(In millions)	September 28, 2024	December 31, 2024	March 29, 2025	June 28, 2025	June 28, 2025
Net earnings including noncontrolling interests	$162.0	93.2	72.6	146.5	474.3
Interest expense	11.2	9.8	6.4	5.2	32.6
Income tax expense	39.8	18.3	17.5	34.0	109.6
Net (earnings) loss attributable to noncontrolling interests	—	—	—	—	—
Depreciation and amortization(1)	156.2	156.4	150.4	155.6	618.6
EBITDA	369.2	277.7	246.9	341.3	1,235.1
Restructuring, acquisition and integration-related and other costs	15.1	20.3	20.8	25.3	81.5
Software implementation cost write-off	7.8	5.1	(0.4)	—	12.5
Impairment of goodwill and indefinite-lived intangibles	—	8.2	—	—	8.2
Legal settlements, reserves and fees	0.7	(0.9)	0.6	4.9	5.3
Adjustments of indemnification asset	(0.4)	—	—	(0.1)	(0.5)
Adjusted EBITDA	$392.4	310.4	267.9	371.4	1,342.1

Net debt to adjusted EBITDA					1.2
(1)Includes accelerated depreciation of $4.4 for Q3 2024, $5.3 for Q4 2024, $5.4 for Q1 2025 and $4.1 for Q2 2025.

Reconciliation of Net Sales to Adjusted Net Sales
	Three Months Ended	Six Months Ended
(In millions)	June 28, 2025	June 28, 2025
Mohawk Consolidated
Net sales	$2,802.1	5,327.9
Adjustment for constant shipping days	12.0	89.9
Adjustment for constant exchange rates	(34.4)	22.5
Adjusted net sales	$2,779.7	5,440.3

Three Months Ended
June 28, 2025
Global Ceramic
Net sales	$1,120.9
Adjustment for constant shipping days	12.0
Adjustment for constant exchange rates	(5.0)
Adjusted net sales	$1,127.9

Flooring ROW
Net sales	$734.4
Adjustment for constant exchange rates	(29.4)
Adjusted net sales	$705.0

Reconciliation of Gross Profit to Adjusted Gross Profit
	Three Months Ended
(In millions)	June 28, 2025	June 29, 2024
Gross Profit	$714.4	723.8
Adjustments to gross profit:
Restructuring, acquisition and integration-related and other costs	26.2	35.2
Adjusted gross profit	$740.6	759.0

Adjusted gross profit as a percent of net sales	26.4%	27.1%

Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses
	Three Months Ended
(In millions)	June 28, 2025	June 29, 2024
Selling, general and administrative expenses	$525.7	509.8
Adjustments to selling, general and administrative expenses:
Restructuring, acquisition and integration-related and other costs	(3.2)	(6.2)
Legal settlements, reserves and fees	(4.9)	(1.3)
Adjusted selling, general and administrative expenses	$517.6	502.3

Adjusted selling, general and administrative expenses as a percent of net sales	18.5%	17.9%

Reconciliation of Operating Income to Adjusted Operating Income
	Three Months Ended
(In millions)	June 28, 2025	June 29, 2024
Mohawk Consolidated
Operating income	$188.7	214.0
Adjustments to operating income:
Restructuring, acquisition and integration-related and other costs	29.4	41.4
Legal settlements, reserves and fees	4.9	1.3
Adjusted operating income	$223.0	256.7

Adjusted operating income as a percent of net sales	8.0%	9.2%

Global Ceramic
Operating income	$88.2	83.1
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	2.1	11.7
Adjusted segment operating income	$90.3	94.8

Adjusted segment operating income as a percent of net sales	8.1%	8.5%

Flooring NA
Operating income	$52.5	78.3
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	16.7	—
Legal settlements, reserves and fees	—	3.7
Adjusted segment operating income	$69.2	82.0

Adjusted segment operating income as a percent of net sales	7.3%	8.6%

Flooring ROW
Operating income	$65.8	65.6
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	10.6	25.8
Adjusted segment operating income	$76.4	91.4

Adjusted segment operating income as a percent of net sales	10.4%	12.6%

Corporate and intersegment eliminations
Operating (loss)	$(17.8)	(13.0)
Adjustments to segment operating (loss):
Restructuring, acquisition and integration-related and other costs	—	0.2
Legal settlements, reserves and fees	4.9	1.3
Adjusted segment operating (loss)	$(12.9)	(11.5)

Reconciliation of Earnings Before Income Taxes to Adjusted Earnings Before Income Taxes
	Three Months Ended
(In millions)	June 28, 2025	June 29, 2024
Earnings before income taxes	$180.5	199.8
Net earnings attributable to noncontrolling interests	—	(0.1)
Adjustments to earnings including noncontrolling interests before income taxes:
Restructuring, acquisition and integration-related and other costs	29.4	41.4
Legal settlements, reserves and fees	4.9	1.3
Adjustments of indemnification asset	(0.1)	(0.2)
Adjusted earnings before income taxes	$214.7	242.2

Reconciliation of Income Tax Expense to Adjusted Income Tax Expense
	Three Months Ended
(In millions)	June 28, 2025	June 29, 2024
Income tax expense	$34.0	42.3
Adjustments to income tax expense:
Income taxes - adjustments of uncertain tax position	(0.1)	(0.2)
Income tax effect of adjusting items	7.5	8.6
Adjusted income tax expense	$41.4	50.7

Adjusted income tax rate to adjusted earnings before income taxes	19.3%	20.9%

The Company supplements its condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP, with certain non-GAAP financial measures. As required by the Securities and Exchange Commission rules, the tables above present a reconciliation of the Company’s non-GAAP financial measures to the most directly comparable US GAAP measure. Each of the non-GAAP measures set forth above should be considered in addition to the comparable US GAAP measure, and may not be comparable to similarly titled measures reported by other companies. The Company believes these non-GAAP measures, when reconciled to the corresponding US GAAP measure, help its investors as follows: Non-GAAP revenue measures that assist in identifying growth trends and in comparisons of revenue with prior and future periods and non-GAAP profitability measures that assist in understanding the long-term profitability trends of the Company's business and in comparisons of its profits with prior and future periods.

The Company excludes certain items from its non-GAAP revenue measures because these items can vary dramatically between periods and can obscure underlying business trends. Items excluded from the Company’s non-GAAP revenue measures include: foreign currency transactions and translation; more or fewer shipping days in a period and the impact of acquisitions.
The Company excludes certain items from its non-GAAP profitability measures because these items may not be indicative of, or are unrelated to, the Company's core operating performance. Items excluded from the Company's non-GAAP profitability measures include: restructuring, acquisition and integration-related and other costs, legal settlements, reserves and fees, impairment of goodwill and indefinite-lived intangibles, acquisition purchase accounting, including inventory step-up from purchase accounting, adjustments of indemnification asset, adjustments of uncertain tax position and European tax restructuring.